                                                                    EXHIBIT 10.5

                                    SUBLEASE


         Sublease, dated as of December 19, 1996 between Gruner + Jahr USA Publishing ("Sublessor"), having addresses at 685 Third Avenue, New York, New York 10017 and 110 Fifth Avenue, New York, New York 10011, and Toy Biz, Inc. ("Sublessee"), having an address at 333 East 38th Street, 4th floor, New York, New York 10016.

                              W I T N E S S E T H:

         WHEREAS, American Home Products Corporation, predecessor-ininterest to Leucadia National Corporation ("Overlandlord") entered into that certain lease with Sublessor's predecessor-ininterest, Parents Magazine, as tenant thereunder, dated March 21, 1980, as amended September 26, 1986 and January 12, 1990 (collectively, the "Lease Agreement"), a copy of which Lease Agreement is annexed hereto as Exhibit A, covering, inter alia, 37,137 rentable square feet of space on the 28th floor, 29th floor and 30th floor (entire floors) (the "Premises") in the building located at 685 Third Avenue, New York, New York 10017 (the "Building"). (All capitalized terms not otherwise defined herein shall have the meanings given them in the Lease Agreement.); and

         WHEREAS, Sublessee desires to sublease the Premises from Sublessor and Sublessor desires to sublease same to Sublessee upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1.       Demise and Term.

                  (a) For and during the term established below, Sublessor leases to Sublessee the Premises, as well as all of Sublessor's furniture, fixtures, including, without limitation, file cabinets, and telephone equipment therein.

                  (b) The term of this Sublease shall commence on the Commencement Date (as hereinafter defined) and expire at midnight on June 29, 2000 (the "Expiration Date"), unless sooner canceled or otherwise terminated as provided in the Lease Agreement (the "Term").

                  (c) The Commencement Date shall be the later to occur of (i) May 1, 1997; (ii) the date upon which the consent of Overlandlord, pursuant to Paragraph 2 below, is obtained; and (iii) the date upon which Sublessor has vacated the Premises.

                  (d) In the event that Sublessor has not delivered the Premises to Sublessee on or before May 21, 1997, Sublessor shall pay to Sublessee, in cash and upon written demand, a penalty of $2,300 for each day after May 21, 1997 that Sublessor has not delivered the Premises.

         2.       Consent of Overlandlord.

                  (a) Notwithstanding anything to the contrary set forth herein, this Sublease shall be of no effect unless and until Overlandlord shall have consented to this Sublease in accordance with the provisions of Paragraph 11 of the Lease Agreement (the "Consent"). Sublessee shall promptly furnish such references, financial and other information with respect to Sublessee and Sublessee's principals as Overlandlord or Sublessor shall reasonably request.

                  (b) Sublessor shall not be obligated to obtain the Consent, or to take any action to obtain the Consent, other than to apply to Overlandlord for it. If, for any reason whatsoever, Overlandlord shall fail to deliver the Consent within twenty (20) days of the complete execution and delivery of this Sublease, then either of the parties hereto may terminate this Sublease on ten
(10) days' written notice given after the expiration of such twenty (20) day period, but before the Consent has been delivered, and the parties shall be released from all further obligations and liabilities hereunder. All amounts theretofore paid by Sublessee on account of this Sublease, including, without limitation, the Security (as hereinafter defined), shall be promptly returned to Sublessee.

         3. Use. Sublessee may use the Premises as general administrative offices for its operations and for any other purpose permitted by the Lease Agreement.

         4.       Rent.

                  (a) Sublessee shall pay to Sublessor an annual base rent of $492,065.25, pro-rated for partial calendar years as set forth below ("Annual Base Rent") in the equal monthly installments set forth below (the "Monthly Base Rent"):

                  Year 1:  May 1, 1997* to December 31, 1997,
                  $328,042.00* - ($41,005.25 per month);

                  Year 2:  January 1, 1998 - December 31, 1998
                  $492,065.25 per year - ($41,005.25 per month);

--------
                  *        Assuming Commencement Date of May 1, 1997.

                  Year 3:  January 1, 1999 to December 31, 1999
                  $492,065.25 per year - ($41,005.25 per month);

                  Year 4:  January 1, 2000 to June 29, 2000
                  $246,032.64 - ($41,005.25 per month)

                  (b) Sublessee shall not be responsible or liable for any Additional Rent (including, without limitation, Taxes (except for New York City Occupancy Taxes) on the Rent, or Operating Expenses) as contemplated in the Lease Agreement, nor shall Sublessee be required to pay any additional sums for the provision of the cleaning services set forth on Rider 2 to the Lease Agreement or the security system presently used by Sublessor in the Premises, it being the intention of the parties that the Annual Base Rent shall constitute the only required payments and obligations (unless specifically provided to the contrary elsewhere herein) from Sublessee to Sublessor.

                  (c) Contemporaneously with the signing of this Sublease, Sublessee shall issue to Sublessor a Letter of Credit reasonably acceptable to Sublessor, in an amount equal to one (1) years' Rent hereunder. Provided that Sublessee is not in default of this Sublease and further provided that Sublessee has paid Rent in an accurate and timely manner, then one-half of the Letter of Credit shall be released to Sublessee after the payment of one year's Rent ("Security Deposit"). The Monthly Base Rent, payable commencing on the Commencement Date, shall be paid in advance at least three (3) business days prior to the date on which same is due and payable under the Lease Agreement. All Rent shall be paid to Sublessor without setoff or deduction. Unpaid Rent shall bear interest at the then prime lending rate published in the New York Times on the immediately preceding Sunday, plus one percent (1%) from the date due until paid. Sublessee's covenant to pay Rent shall be independent of every other covenant in this Sublease. Annual Base Rent and Monthly Base Rent are sometimes hereinafter collectively as "Rent".

                  (d) Notwithstanding anything to the contrary contained herein or in the Lease Agreement, Sublessee shall be solely responsible for its electricity expenses incurred in connection with the Premises. Sublessor represents and warrants that electricity provided to the Premises is submetered and that Sublessee shall pay Sublessor's actual costs for consumption beginning on the Commencement Date, without markup, upcharge or service fee of any kind.

                  (e) There shall be no allowance to Sublessee for a diminution of rental value and no liability on Sublessor's part by reason of inconvenience, annoyance or injury to business arising from Overlandlord, Sublessor or others making any changes, alterations, additions or improvements required by law or as permitted by the Lease Agreement or any repairs or replacements in the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof; provided, however, if Sublessor shall receive any such allowance under the Lease Agreement with respect to the Premises, Sublessee shall receive such allowance.

                  (f) There shall be no additional charge for the use of Sublessor's furniture, fixtures, including, without limitation, file cabinets, telephone equipment and computer wiring, which computer wiring shall not be removed by Sublessor from the Premises (collectively, the "Furniture") located in or servicing the Premises. Sublessor makes no representations and/or warranties with regard to the condition of the Furniture, all of which are leased to Sublessee in AS IS condition. Sublessee shall be responsible to maintain the Furniture in repair and in good working order equivalent to the condition in which it was leased to Sublessee, normal wear and tear excepted.

                  (g) It is specifically understood and agreed that Sublessee shall not assume any of Sublessor's obligations under the Security and Mail Delivery Letter Agreements between Parents Magazine Enterprises and Brucarla Building Corporation dated May 1, 1982, as amended October 13, 1995 (the "Security and Mail Delivery Agreements"), it being the intention of Sublessor to terminate the Security and Mail Delivery Agreements (to the extent applicable to the Premises) in accordance with the provisions thereof.

         5.       Sublease Subject to Lease Agreement

                  (a) This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Lease Agreement. Sublessee shall not do, or permit to be done, anything that would constitute a breach or violation of any term, covenant, or condition of the Lease Agreement, whether or not it would be otherwise permitted under this Sublease. Notwithstanding anything to the contrary contained in this Sublease, Sublessee does not have any rights in respect of the Premises greater than Sublessor's rights under the Lease Agreement. A copy of the Lease Agreement has been delivered to and examined by Sublessee.

                  (b) If for any reason, the term of the Lease Agreement shall end prior to the Expiration Date of this Sublease, then Sublessee shall make full and complete attornment to Overlandlord for the balance of the term of this Sublease, at the option of Overlandlord at any time during the Sublessee's occupancy of the Premises, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Overlandlord, which Sublessee agrees to execute and deliver at any time within five (5) days after request of Overlandlord, its successors and assigns, and Sublessee waives the provisions of any law now or hereafter in effect which may give Sublessee any right of election to terminate the Sublease or to surrender possession of the Premises in the event any proceeding is brought by Overlandlord under the Lease Agreement to terminate the Lease Agreement. Notwithstanding the foregoing, such attornment agreement shall under no circumstances require Sublessee to assume any accrued or future liabilities of Sublessor to Overlandlord.

         6. Incorporation by Reference. All of the terms, covenants and conditions contained in the Lease Agreement are incorporated by reference into this Sublease, except where inconsistent with or modified by the terms of this Sublease, and are also subject, without limiting such general exception, to the following specific exceptions and/or modifications:

                  (a) Wherever used in the Lease Agreement, the words "Landlord" and "Tenant", or words of similar import, shall be construed to mean, respectively, "Sublessor" and "Sublessee"; the words "Lease", or words of similar import, shall be construed to mean "Sublease"; the word "Rent", or words of similar import, shall be construed to mean rent payable under this Sublease; and the words "Term", "Commencement Date", and "Expiration Date", or words of similar import, shall be construed to mean, respectively, the term and the dates set for the beginning and the end of the term of this Sublease.

                  (b) To the extent possible, the provisions of the Lease Agreement incorporated by reference into this Sublease shall be construed as consistent with and complementary to the other provisions of this Sublease, but in the event of any inconsistency, the provisions of this Sublease shall control.

                  (c) Sublessee will look solely to Sublessor for performance of the services and obligations specified in the Lease Agreement to be provided by Overlandlord thereunder, including, without limitation, heat, ventilating and air conditioning, repairs, restoration, alterations, reimbursement, cleaning, elevator service, hot and cold water and light bulb replacement. To the best of Sublessor's knowledge, all systems or service to the Premises are in good working order and repair, and the existing heat, ventilating and air conditioning systems, along with the electrical capacity, have been sufficient to service the Premises for uses consistent with the provisions hereof. If Overlandlord shall default or delay in the performance or observance of any of its agreements or obligations under the Lease Agreement (including, but not limited to, any obligation for the payment of money or to perform or furnish any work, services or utilities at or to the Premises or the Building), Sublessor shall have no obligation, liability or responsibility therefor to Sublessee and Sublessor shall be excused from the performance or observance of the corresponding obligation, if any, which may be owed by Sublessor to Sublessee under this Sublease. Notwithstanding the foregoing, under such circumstances, Sublessor shall use reasonable efforts to provide, or cause Overlandlord to provide, performance or observance of the obligation or obligations. Any condition resulting from such default or delay by Overlandlord shall not constitute an eviction, actual or constructive, of Sublessee, unless Sublessor would be able to claim the same in the Lease Agreement. No such default or delay shall excuse Sublessee from the performance or observance of any of its obligations to be performed or observed under this Sublease or shall entitle Sublessee to terminate this Sublease or to any reduction in or abatement of the Rent or other charges provided for in this Sublease, unless Sublessor would be able to claim the same in the Lease Agreement. In furtherance of the foregoing, Sublessee does, to the extent permitted by law, and except for the negligence of Sublessor, hereby waive any cause of action and any right to bring an action against Sublessor by reason of any act or omission of Overlandlord under the Lease Agreement. The foregoing waiver does not, and is not intended to, relieve Sublessor of its obligation to demand from Overlandlord all service obligations owed to Sublessor, as tenant, under the Lease Agreement. Sublessor shall appoint a contact person for purposes of communicating issues concerning this Sublease.

                  (d) If Overlandlord shall default in the performances of any of its obligations to Sublessor with respect to the Premises, and provided Sublessee has knowledge of the same, Sublessee shall notify Sublessor in writing of the nature of the default in question and request that Sublessor enforce its rights against Overlandlord, but Sublessor shall have no obligation to bring any action or proceeding to enforce Sublessor's rights against Overlandlord. If, after written notice from Sublessee, Sublessor shall fail or refuse to take appropriate action for the enforcement of Sublessor's rights against Overlandlord with respect to the Premises within a reasonable time considering the nature of Overlandlord's default, Sublessee shall have the right, at Sublessee's sole cost and expense, to assert Sublessor's rights against Overlandlord, but only if Sublessee (1) shall not then be in default under this Sublease, (2) shall give notice to Sublessor before asserting any such rights against Overlandlord and (3) shall defend, indemnify and hold Sublessor harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, but not limited to, court costs and reasonable attorneys' fees) which Sublessor may incur by reason of such assertion of rights by Sublessee against Overlandlord.

                  (e) In order to facilitate the coordination of the provisions of this Sublease with those of the Lease Agreement, unless otherwise stated herein, the time periods contained in provisions of the Lease Agreement that are incorporated by reference into this Sublease and for which the same action must be or has been taken under the Lease Agreement (such as, for example and without limitation, the time limit for the curing of a default under this Sublease that is also a default under the Lease Agreement), are changed for the purpose of incorporation by reference by shortening or lengthening that period in each instance by three (3) business days so that in each instance Sublessee shall have that much less time to observe or perform hereunder than Sublessor has as the tenant under the Lease Agreement and Sublessor shall have that much more time to observe, perform, consent, approve, or otherwise act hereunder than the Overlandlord has under the Lease Agreement. Notwithstanding anything contained in this subparagraph to the contrary, if the time period enumerated in the Lease Agreement is three (3) days or less, the time for observance or performance hereunder shall be reduced by one day. In instances in which the same action is not required under both the Lease Agreement and this Sublease, the time periods contained in provisions of the Lease Agreement that are incorporated by reference are not changed.

                  (f) All notices, requests, approvals, waivers, consents, deliveries, or other communications that either party is required or desires to send to the other in connection with this Sublease shall be in writing, duly executed by the party sending the notice, and sent by express, registered or certified mail, return receipt requested, securely wrapped and with postage prepaid, or by personal delivery, addressed as follows: (a) if to Sublessee, (i) prior to the date on which Sublessee takes occupancy (the "Sublessee's Occupancy Date"), to Sublessee's other address as Sublessee shall then have designated for that purpose by notice to Sublessor and (ii) after the Sublessee's Occupancy Date, to its address at the Premises, and (b) if to Sublessor, to Sublessor's address set forth at the beginning of this Sublease. Notices shall be deemed delivered when received or, if delivery is made and refused, when such delivery is made. A notice given by counsel for Sublessor or Sublessee shall be deemed a valid notice if addressed and sent in accordance with the provisions of this subparagraph. Either party may designate, by similar written notice to the other party, any other person or address for such purposes. Each of the parties hereto waives personal or any other service other than as provided for in this subparagraph. Notwithstanding the foregoing, either party hereto may give the other party telegraphic notice of the need to make emergency repairs. Sublessor shall provide courtesy copies to Sublessee of all notices received from Overlandlord, both during the Term and prior to Sublessee's Occupancy Date.

                  (g) Whenever the approval or consent of Sublessor is required under any provision of the Lease Agreement or this Sublease, Sublessee shall first be required to obtain and furnish to Sublessor the written approval or consent of Overlandlord and then to obtain like approval or consent of Sublessor. Whenever

Sublessor has agreed that a required approval or consent shall not be unreasonably withheld or delayed (whether in this Sublease or pursuant to any provision of the Lease Agreement incorporated herein), Sublessor may withhold its approval or consent and/or it shall be deemed reasonable for Sublessor to withhold or delay its approval or consent if Overlandlord shall have delayed or refused to give any approval or consent which may be requested of it.

         7.       Condition of Premises

                  (a) Sublessee is leasing and accepts the Premises "AS IS", reasonable wear and tear, natural deterioration, and casualty damage excepted. Without limiting the generality of the foregoing, Sublessor shall have no obligation to make, supply or perform any alterations, services, material, fixtures, equipment, or decorations to the Premises, except that Sublessor has agreed to shampoo the carpeting in the Premises prior to the Sublessee's Occupancy Date. In entering into this Sublease, Sublessee has relied solely on such investigations, examinations, and inspections as Sublessee has chosen to make and Sublessee acknowledges that Sublessor has afforded Sublessee the opportunity for full and complete investigations, examinations, and inspections.

                  (b) To the extent Sublessor has any rights under the Lease Agreement to require Overlandlord to paint the Premises, at Sublessee's request, Sublessor, on behalf of Sublessee, shall require such painting by Overlandlord in accordance with the terms of the Lease Agreement.

         8. Fire, Casualty or Condemnation. If any part of the Premises shall be rendered untenantable by fire or other casualty, or shall be lawfully condemned, the Annual Base Rent paid under this Sublease shall be reduced, in the same proportion, if any, and for the same period, in which the Annual Base Rent under the Lease Agreement shall be reduced. Sublessor shall not be responsible for restoration nor for any inconvenience or annoyance to Sublessee or injury to Sublessee's business resulting in any way from such damage or the repair or restoration or for such condemnation. This Sublease will continue in full force and effect, subject to the foregoing provisions and subject to Sublessor's rights and the rights of Overlandlord to terminate the Lease Agreement as provided in Paragraphs 9 and 10 thereof. Sublessor hereby extends to Sublessee Sublessor's right to terminate that portion of the Lease Agreement applicable to the Premises, under such circumstances in accordance with the following procedure: Sublessee shall notify Sublessor that the circumstances pursuant to which Sublessor has the right to terminate that portion of the Lease Agreement applicable to the Premises in accordance with Paragraphs 9 and 10 thereof have been satisfied. Sublessor shall, to the extent possible, inspect the Premises to confirm

Sublessee's determination. Upon such confirmation, Sublessor shall promptly terminate that portion of the Lease Agreement applicable to the Premises.

         9. Assignment and Subletting. Sublessee shall not assign, sell, mortgage, pledge, or in any manner transfer this Sublease or any interest therein, or permit any of the foregoing to occur involuntarily, by operation of law, or otherwise, or sublet the Premises or any part or parts thereof, grant any concession or license, or otherwise permit occupancy of all or any part of the Premises by any person other than Sublessee.

         10. No Waiver. The failure of Sublessor to insist upon the strict performance or observance of any obligation of Sublessee under this Sublease or to exercise any right or other remedy under or with respect to this Sublease shall not be construed as a waiver or relinquishment for the future of that obligation, right or other remedy of Sublessor. Sublessor's receipt and acceptance of any Rent, or acceptance of performance by Sublessor of any obligation, with knowledge of Sublessee's breach or default under this Sublease, shall not be construed as a waiver of that breach or default. No waiver by Sublessor of any provision of this Sublease shall be deemed to have been made unless specifically expressed in a writing signed by Sublessor.

         11. Brokers. Sublessor and Sublessee each represent to the other that in the negotiation of this Sublease it dealt with no broker or brokers, other than Heyden Panzer & Company and Newmark & Company Real Estate, Inc., respectively (collectively, the "Brokers"). Sublessor shall be solely responsible for commissions due to the Brokers pursuant to a separate agreement. Sublessee and Sublessor each hereby agrees to indemnify, defend, and hold each other harmless from and against any and all claims, liabilities, suits, costs and expenses including reasonable attorneys' fees and disbursements arising out of any inaccuracy or alleged inaccuracy of the above representation. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

         12. Changes. This Sublease cannot be changed, modified or terminated in any manner other than by a written agreement executed by both parties.

         13. Successors and Assigns. Except as may be otherwise specifically provided in this Sublease, the provisions of this Sublease shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heir, successors and permitted assigns.

         14.      Interpretation.

                  (a) This Sublease shall be governed by and construed in accordance with the laws of the State of New York.

                  (b) If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.

                  (c) The captions, headings and titles contained in this Sublease, if any, are solely for convenience of reference and shall not affect its interpretation.

                  (d) This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted.

         15. Execution and Delivery. The submission to Sublessee of this Sublease shall not constitute an option or offer for the subleasing of the Premises, and the execution and/or delivery of this Sublease by Sublessee shall have no binding force or effect on Sublessor unless and until Sublessor shall have executed this Sublease and a fully-executed counterpart thereof shall have been delivered to Sublessee and the Consent shall have been delivered.

         16.      Representations and Warranties.

                  (a) Sublessee hereby represents and warrants to Sublessor that as of the date hereof: (i) Sublessee has all necessary authorizations and approvals, and full power and authority (1) to carry out its business as presently conducted and as contemplated hereby to be conducted and (2) to execute and deliver this Sublease and perform any actions in connection therewith; (ii) the actions taken by Sublessee in connection with the execution and delivery of this Sublease have been duly authorized by all necessary action on the part of Sublessee; and (iii) the execution, delivery and performance of this Sublease by Sublessee and the consummation of the transaction contemplated hereby will not result in default under any term of any judgment, decree, order, law, statute, rule, regulation, ordinance, certificate, permit or the like applicable to Sublessee or its assets or any part thereof or by which Sublessee or its assets are bound or affected.

                  (b) Sublessor hereby represents and warrants to Sublessee that as of the date hereof: (i) Sublessor has all necessary authorizations and approvals, and full power and authority (1) to carry out its business as presently conducted and as contemplated hereby to be conducted and (2) to execute and deliver this Sublease and perform any actions in connection therewith; (ii) the actions taken by Sublessor in connection with the execution and delivery of this Sublease have been duly authorized by all necessary action on the part of Sublessor; and, (iii) the execution, delivery and performance of this Sublease by Sublessor and the consummation of the transaction contemplated hereby will not result in default under any term of any judgment, decree, order, law, statute, rule, regulation, ordinance, certificate, permit or the like applicable to Sublessor or its assets or any part thereof or by which Sublessor or its assets are bound or affected.

         17. Signage. Subject to applicable provisions of the Lease Agreement, Sublessee may, at its sole cost and expense, remove Sublessor's existing signage, if any, and replace same with Sublessee's signage, the design and location of which shall be subject to Sublessor's prior reasonable approval.

         18. Telephone/Facsimile Transmission Lines. Sublessee may install its own telephone and facsimile transmission lines (the "T/Fax Lines") in the Premises by making the necessary arrangements with the appropriate utilities. Sublessee shall make its own arrangements with the local utility company servicing same and pay all use and service charges therefor directly to such company. Sublessor shall have no liability of any kind to Sublessee or any other person or entity for damages, including consequential damages, or expenses arising from or relating to any malfunction or other lack or interruption of service, of the T/Fax Lines.

         19. Sublessee's Additional Covenants. Sublessee also covenants as follows:

                  (a) Sublessee hereby assumes and agrees to perform and comply with all of the terms, covenants and conditions of the Lease Agreement on the part of the tenant thereunder to be performed and observed, other than as expressly set forth in this Sublease.

                  (b) Sublessee will not do or cause to be done or suffer or permit any act or thing to be done or suffered which would or might constitute a default under the Lease Agreement or cause the Lease Agreement or the rights of Sublessor, as tenant thereunder, to be terminated or which would or might cause Sublessor to become liable for any damages, costs, claims or penalties or would or might increase the Base Rent, Adjusted Base Rent or Additional Rent or other charges or obligations of Sublessor, as tenant under the Lease Agreement, or would or might adversely affect or reduce any of Sublessor's rights or benefits under the Lease Agreement.

                  (c) Sublessee shall defend, indemnify and hold Sublessor harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, but not limited to, court costs and reasonable attorneys' fees) arising from the negligent use or occupancy by Sublessee of the Premises or the Building or from any work or thing done or any condition created by or any other act or omission of Sublessee or its employees, agents, contractors, visitors or licensees, in or about the Premises or any other part of the Building or from a termination of the Lease Agreement resulting from a default by Sublessee under this Sublease. The provisions of this subparagraph 19(c) shall survive the expiration or earlier termination of this Sublease.

         20.      Termination of Lease Agreement.

                  (a) In the event of and upon the termination or cancellation of the Lease Agreement pursuant to any of the provisions thereof, whether or not the Commencement Date of this Sublease shall have occurred, this Sublease shall automatically expire and terminate and shall be of no further force and effect, and Sublessee shall have no claim against Sublessor of any kind whatsoever, except for a refund of any Security Deposit that may be due to it hereunder. Under such circumstances, and upon the normal expiration or termination of this Sublease, Sublessee shall have no liability or obligation whatsoever to remove any of Sublessor's improvements or alterations to the Premises, nor to restore any part or all of the Premises, to the extent not disturbed by Sublessee from the Premises's condition.

                  (b) Sublessor will not intentionally commit an event of default that would result in the termination of the Lease Agreement by Overlandlord. To the best of Sublessor's knowledge, it is not in default of any provisions of the Lease Agreement and will not be on the Commencement Date.


         IN WITNESS WHEREOF, Sublessor and Sublessee have executed and delivered this Sublease as of the date first above written.

Sublessee:                                     Sublessor:

TOY BIZ, INC.                                  GRUNER + JAHR USA PUBLISHING



By:                                            By:
   ---------------------------                     ----------------------------
         Authorized Signatory                           Authorized Signatory

Name:                                          Name:
     -------------------------                      ---------------------------
     Title:                                         Title:

                                                     EXHIBIT A



                                                  Lease Agreement

                                        PROFESSIONAL DATA MANAGEMENT, INC.
                                            d/b/a 685 Third Avenue Co.
                                               315 Park Avenue South
                                             New York, New York 10010






January 9, 1997


Gruner + Jahr USA Publishing
685 Third Avenue
New York, New York 10017

Gentlemen:

Professional Data Management, Inc. d/b/a 685 Third Avenue Co., successor in interest to American Home Products Corporation as Landlord under than certain Lease dated as of March 21, 1980 with Parents Magazine, predecessor in interest to Gruner + Jahr USA Publishing ("Tenant"), as amended, extended and modified, hereby consents to the proposed Sublease by and between Tenant, as Sublandlord and Toy Biz, Inc., as Subtenant, in respect of the 28th, 29th and 30th floors in the Building located at 685 Third Avenue, New York, New York, upon the terms and conditions contained in the form of Sublease annexed hereto, as modified by the form of Modification of Sublease, also annexed.

Landlord's consent to the annexed Sublease does not constitute a consent to any further subletting or assignment of the Premises subject to the Lease, which consent must be obtained in each and any proposed instance.

Sincerely,

PROFESSIONAL DATA MANAGEMENT, INC.



By:
   -----------------------------------
         Mark Hornstein
         Vice President and Treasurer